Exhibit 99.1

FOR IMMEDIATE WORLDWIDE RELEASE

For further information, contact:

Mark Namaroff

Director of Investor Relations

(978) 326-4058

investorrelations@analogic.com

Analogic Announces Financial Results for the Fourth Quarter and Fiscal Year Ended

July 31, 2012 and Declares Quarterly Cash Dividend

Strong Q4 Performance with 12% Revenue Growth and 15% Non-GAAP Operating Margin;

Fiscal 2012 Reached 9% Revenue Growth with 12% Non-GAAP Operating Margin

PEABODY, Mass. (September 13, 2012) – Analogic Corporation (Nasdaq:ALOG), enabling the world’s medical imaging and aviation security technology, today announced results for its fourth quarter and fiscal year ended July 31, 2012.

Highlights for the fourth quarter (comparisons are against Q4 of fiscal 2011) included:

•	Revenue of $151.0 million, up 12%
•	GAAP operating margin of 11%, up 6 points
•	Non-GAAP operating margin of 15%, up 5 points
•	GAAP diluted EPS of $0.96, up 113%
•	Non-GAAP diluted EPS of $1.32, up 59%
•	Positive operating cash flow of $14.4 million

Highlights for fiscal year 2012 included:

•	Revenue of $516.6 million, up 9% from fiscal 2011
•	GAAP operating margin of 8%, up 4 points
•	Non-GAAP operating margin of 12%, up 4 points
•	GAAP diluted EPS of $3.42, up 141%
•	Non-GAAP diluted EPS of $3.60, up 53%
•	Positive operating cash flows of $73.7 million, including tax refund

Analogic Corporation         8 Centennial Drive, Peabody, MA 01960         978-326-4000         www.analogic.com

Revenue for the fourth quarter of fiscal 2012 was $151.0 million, an increase of 12% compared with revenue of $135.3 million in the fourth quarter of fiscal 2011. GAAP net income for the fourth quarter of fiscal 2012 was $12.1 million, or $0.96 per diluted share, compared with net income of $5.6 million, or $0.45 per diluted share, in the fourth quarter of fiscal 2011.

Non-GAAP net income for the fourth quarter was $16.6 million, or $1.32 per diluted share, compared with $10.3 million, or $0.83 per diluted share, from the fourth quarter of fiscal 2011. A reconciliation of GAAP to non-GAAP results is included as an attachment to this press release.

For fiscal 2012, revenues totaled $516.6 million, compared with revenues of $473.6 million in fiscal 2011, up 9%. GAAP net income for fiscal 2012 totaled $43.1 million, or $3.42 per diluted share (includes $8.3 million, or $0.66 per share, net benefit from a tax refund), as compared with $17.8 million, or $1.42 per diluted share, for fiscal 2011. Non-GAAP net income for fiscal 2012 totaled $45.3 million, or $3.60 per diluted share, as compared with $29.5 million, or $2.35 per diluted share, for fiscal 2011.

Jim Green, president and CEO, commented, “We have outperformed our financial goals that we established three years ago, achieving 12% non-GAAP operating margin for the year on 9% revenue growth. In addition, our fourth quarter results were very strong as we grew revenue 12%, to over $151 million, and grew non-GAAP operating margin by 5 points to 15% as compared with last year in spite of the challenging economic environment. These improvements in our business are a result of our new innovative products, expanded direct sales force, and improved worldwide operational efficiencies.”

Green added, “Continuing to improve on our fiscal 2012 baseline, for fiscal 2013 we expect another year of high single-digit organic revenue growth on continued improving non-GAAP operating margin.”

Segment Revenue

Revenue from our Medical Imaging segment was $81.1 million for the fourth quarter of fiscal 2012, consistent with revenue of $81.4 million in the same period of fiscal 2011. For the full year, Medical Imaging revenue was $301.8 million, up 3% from fiscal 2011.

Our Ultrasound segment revenue was $41.6 million for the fourth quarter of fiscal 2012, up 20% from revenue of $34.7 million in the same period of fiscal 2011. For the full year, Ultrasound revenue was $151.2 million, up 17% from fiscal 2011.

Security Technology segment revenue was $28.3 million for the fourth quarter of fiscal 2012, up 47% from revenue of $19.2 million in the same period of fiscal 2011. For the full year, Security revenue was $63.6 million, up 24% from fiscal 2011.

Quarterly Cash Dividend

Analogic’s Board of Directors, on September 11, 2012, declared a $0.10 cash dividend for each common share for its fourth fiscal quarter ended July 31, 2012. The cash dividend will be paid on October 9, 2012, to shareholders of record on September 27, 2012.

Use of Non-GAAP Financial Measures

This document includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measure to evaluate our financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial results. An explanation and a reconciliation of our non-GAAP measures are provided at the end of this press release.

Forward-Looking Statements

Any statements about future expectations, plans, and prospects for the Company, including statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to product development and commercialization, limited demand for the Company’s products, risks associated with competition, uncertainties associated with regulatory agency approvals, competitive pricing pressures, downturns in the economy, the risk of potential intellectual property litigation, and other factors discussed in our most recent quarterly report filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this presentation represent the Company’s views as of the date of this document. While the Company anticipates that subsequent events and developments will cause the Company’s views to change, the Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any later date.

Conference Call

Analogic will conduct an investor conference call on Thursday, September 13, at 5:00 p.m. (ET) to discuss the fourth quarter and year-end results. To participate in the conference call, dial 1-866-823-6992, or 1-334-323-7225 for international callers, approximately ten minutes before the conference is scheduled to begin. Inform the operator that you wish to join the Analogic conference, passcode 42748. You will then be asked for your name, organization, and telephone number, and be connected to the conference. The earnings release and, just prior to the call, presentation materials related to the quarterly financial information will be posted on the Company’s website at http://investor.analogic.com/.

The call will also be available via webcast in listen-only mode. To listen to the webcast, visit investor.analogic.com approximately five to ten minutes before the conference is scheduled to begin. A telephone digital replay will be available approximately two hours after the call is completed through midnight (ET) October 13, 2012. To access the digital replay, dial 1-877-919-4059 or 1-334-323-7226 for international callers. The passcode is 57865380.

A replay of the conference call webcast will be archived on the Company’s website at www.analogic.com approximately three hours after the call is completed and will be available through midnight (ET) October 13, 2012.

For more information on the conference call, visit www.analogic.com, call 978-326-4058, or email investorrelations@analogic.com

About Analogic

Analogic (Nasdaq:ALOG) provides leading-edge healthcare and security technology solutions to advance the practice of medicine and save lives. We are recognized around the world for advanced imaging systems and technology that enable computed tomography (CT), ultrasound, digital mammography, and magnetic resonance imaging (MRI), as well as automated threat detection for aviation security. Our CT, MRI, digital mammography, and ultrasound transducer products are sold to original equipment manufacturers (OEMs), providing state-of-the-art capability and enabling them to enter new markets and expand their existing market presence. Our market-leading BK Medical branded ultrasound systems, used in procedure-driven markets such as urology, surgery, and anesthesia, are sold to clinical end users through our direct sales force. For over 40 years we’ve enabled customers to thrive, improving the health and enhancing the safety of people around the world. Analogic is headquartered just north of Boston, Massachusetts. For more information, visit www.analogic.com.

Analogic is a registered trademark of Analogic Corporation.

The globe logo is a trademark of Analogic Corporation.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)	Three months Ended		Fiscal Year Ended
	July 31, 2012	July 31, 2011	July 31, 2012	July 31, 2011
Net revenue:
Product	$143,385	$125,827	$494,675	$447,622
Engineering	7,626	9,522	21,896	25,973

Total net revenue	151,011	135,349	516,571	473,595

Cost of sales:
Product	83,739	78,787	302,288	278,153
Engineering	8,711	7,587	21,099	22,479

Total cost of sales	92,450	86,374	323,387	300,632

Gross profit	58,561	48,975	193,184	172,963

Operating expenses:
Research and product development	14,917	17,161	57,230	63,125
Selling and marketing	12,243	10,809	44,238	41,413
General and administrative	14,686	10,664	51,753	40,623
Restructuring	—	3,638	—	7,066

Total operating expenses	41,846	42,272	153,221	152,227

Income from operations	16,715	6,703	39,963	20,736

Other income (expense):
Interest income	165	168	532	711
Gain on sale of other investments	—	—	2,500	—
Other, net	382	154	1,204	(515)

Total other income, net	547	322	4,236	196

Income from continuing operations before income taxes	17,262	7,025	44,199	20,932
Provision for income taxes	5,162	1,400	1,128	4,312

Income from continuing operations	12,100	5,625	43,071	16,620
Income from discontinued operations, net of tax	—	—	—	289
Gain on disposal of discontinued operations, net of tax	—	—	—	924

Net income	$12,100	$5,625	$43,071	$17,833

Basic net income per share:
Income from continuing operations	$0.99	$0.45	$3.51	$1.33
Income from discontinued operations, net of tax	—	—	—	0.02
Gain on disposal of discontinued operations, net of tax	—	—	—	0.08

Basic net income per share	$0.99	$0.45	$3.51	$1.43

Diluted net income per share:
Income from continuing operations	$0.96	$0.45	$3.42	$1.33
Income from discontinued operations, net of tax	—	—	—	0.02
Gain on disposal of discontinued operations, net of tax	—	—	—	0.07

Diluted net income per share	$0.96	$0.45	$3.42	$1.42

Dividends declared per share	$0.10	$0.10	$0.40	$0.40
Weighted-average shares outstanding:
Basic	12,205	12,384	12,265	12,491
Diluted	12,556	12,494	12,576	12,572

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)	July 31, 2012	July 31, 2011

Assets:
Cash and cash equivalents	$187,011	$169,656
Accounts receivable, net	96,117	88,558
Inventories	108,944	105,483
Other current assets	16,723	19,516

Total current assets	408,795	383,213
Property, plant, and equipment, net	96,769	83,157
Other assets	52,432	55,182

Total Assets	$557,996	$521,552

Liabilities and Stockholders’ Equity:
Accounts payable	$38,200	$37,478
Accrued liabilities	41,746	41,438
Advanced payments and deferred revenue	14,323	9,249
Accrued income taxes	5,670	661

Total current liabilities	99,939	88,826

Long-term liabilities	11,738	9,254

Stockholders’ equity	446,319	423,472

Total Liabilities and Stockholders’ Equity	$557,996	$521,552

UNAUDITED SUPPLEMENTAL INFORMATION—RECONCILIATION OF GAAP TO NON-GAAP MEASURES

We provide non-GAAP gross profit, net income, and diluted net income per share as supplemental measures to reported results regarding our operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. The adjustments to these financial measures, and the basis for such adjustments, are outlined below:

Share-Based Compensation Expense

We incur expense related to share-based compensation included in the GAAP presentation of cost of sales, research and development, selling and marketing, and general and administrative expense. Although share-based compensation is an expense and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within our control, such as the market price and volatility of our shares, risk-free interest rates, and the expected term and forfeiture rates of the awards. Additionally, a portion of our equity compensation is performance-based, which drives volatility in expense as estimated performance-based metrics are updated for actual and forecasted results. We believe that exclusion of these expenses allows comparisons of operating results that are consistent between periods and allows comparisons of our operating results to those of other companies that disclose non-GAAP financial measures that exclude share-based compensation.

BK Distributor Matter Inquiry-Related Costs

As previously disclosed in the Company’s annual report on Form 10-K for the fiscal year ended July 31, 2011, the Company has identified transactions involving our Danish subsidiary, BK Medical, and certain of its foreign distributors, with respect to which the Company has raised questions concerning compliance with law and the Company’s business policies. The Company has concluded that the identified transactions have been properly accounted for in our GAAP financial statements in all material respects. During the fiscal year ended July 31, 2012 we incurred $1.3 million of inquiry-related costs and have excluded this amount from our non-GAAP results.

Acquisition Related Expenses

We incur amortization of intangibles and other expenses related to acquisitions we have made in recent years. The intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed after the acquisition. During the fiscal year ended July 31, 2011, our results included accounting items related to an acquisition of an OEM ultrasound transducer and probe product line. The acquisition accounting items included a bargain purchase gain (i.e. the acquired assets exceeded the amount to be paid for the acquisition) of $1.0 million recorded in general and administrative expenses within operating income. During the fiscal year ended July 31, 2012 our results included an adjustment to contingent consideration for the acquisition of an OEM ultrasound transducer and probe product line of $0.1 million. We believe the exclusion of this gain and acquisition related expenses allow comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses.

Restructuring

During the fiscal year ended July 31, 2011 we initiated a plan to reduce our work force by 151 employees worldwide as we continue to streamline our operations and consolidate our Denmark and Canton, Mass. manufacturing operations into our existing U.S. facilities. The total cost of $7.1 million, including severance and personnel related costs, was recorded as an operating expense during the fiscal year ended July 31, 2011 and has been excluded from our non-GAAP results. Of the $7.1 million, $3.6 million was recorded in the three months ended July 31, 2011.

Gain on sale of other investments

On July 25, 2011, we entered into an agreement to sell our 25% interest in a China-based affiliate for $2.5 million. The book value of our interest in the China-based affiliate was written down to $0 in fiscal 2006, and we, upon final approval of the transaction by the Chinese government, recorded a gain of $2.5 million in the fiscal year ended July 31, 2012. This gain has been excluded from our non-GAAP results.

Gain on sale of discontinued operation

During the first quarter of fiscal year 2011, we sold our hotel business, and realized net proceeds of $10.5 million after transaction costs. We recorded a gain on sale of the hotel business of $0.9 million, net of a tax provision of $0.5 million.

Taxes

For purposes of calculating non-GAAP net income and non-GAAP diluted earnings per share, we adjust the provision for income taxes to tax effect the non-GAAP adjustments described above as they have a significant impact on our income tax provision. In addition, from time-to-time, we recognize certain non-recurring tax adjustments. During the second quarter of fiscal year 2012, we received a refund of $12.0 million as the result of the completion of an Internal Revenue Service audit of federal income tax returns for the fiscal years ended July 31, 2003, 2005, and 2008. The refund was largely the result of Federal research and experimentation credits that carryover from the fiscal years 1991 through 2000 into the audited returns. We recorded a tax benefit for this refund, including the related interest, in the unaudited Consolidated Statement of Operations of $10.0 million in the fiscal year ended July 31, 2012. The tax benefit from the refund and interest were partially offset by related contingent professional fees of $2.7 million recorded in general and administrative expenses within income from operations in the unaudited Consolidated Statement of Operations in the fiscal year ended July 31, 2012. As these adjustments do not reflect the underlying performance of the business they have been excluded from non-GAAP net income.

We exclude the above-described expenses, their related tax impact and other non-recurring tax benefits in evaluating short-term and long-term operating trends in our operations, and allocating resources to various initiatives and operational requirements. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making.

These non-GAAP financial measures have not been prepared in accordance with GAAP, and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Further, these non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies.

The following table reconciles the non-GAAP financial measures to their most directly comparable GAAP financial measures.

NON-GAAP STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)	Three months Ended		Fiscal Year Ended
	July 31, 2012	July 31, 2011	July 31, 2012	July 31, 2011
GAAP Income From Operations	$16,715	$6,703	$39,963	$20,736
Share-based compensation expense	5,680	2,341	13,396	9,638
B-K distributor matter inquiry related costs	84	—	1,288	—
Tax refund related charges	—	—	2,714	—
Restructuring	—	3,638	—	7,066
Acquisition related gains and expenses	842	765	3,183	2,377

Non-GAAP Income From Operations	$23,321	$13,447	$60,544	$39,817

Percentage of Total Net Revenue	15.4%	9.9%	11.7%	8.4%

GAAP Other Income (Expense)	$547	$322	$4,236	$196
Gain on sale of other investments and other	—	—	(2,500)	—

Non-GAAP Other Income (Expense)	$547	$322	$1,736	$196

Percentage of Total Net Revenue	0.4%	0.2%	0.3%	0.0%

GAAP Net Income	$12,100	$5,625	$43,071	$17,833
Share-based compensation expense	3,870	1,643	9,179	6,583
B-K distributor matter inquiry related costs	58	—	830	—
Tax refund and related charges	—	—	(8,285)	—
Restructuring	—	2,549	—	4,903
Acquisition related gains and expenses	591	518	2,101	1,146
Gain on sale of other investments and other	—	—	(1,603)	—
Gain on sale of discontinued operation	—	—	—	(924)

Non-GAAP Net Income	$16,619	$10,335	$45,293	$29,541

Percentage of Total Net Revenue	11.0%	7.6%	8.8%	6.2%

GAAP Diluted Net Income Per Share	$0.96	$0.45	$3.42	$1.42
Effect of non-GAAP adjustments	0.36	0.38	0.18	0.93

Non-GAAP Diluted Net Income Per Share	$1.32	$0.83	$3.60	$2.35